Exhibit 99.1

Purebase Corporation welcomes new director, Brady Barto

IONE, CA, September 12, 2023 - Purebase Corporation (OTCPK: PUBC), (“Purebase”) a diversified mineral resource company, headquartered in Ione, California. Effective September 11, 2023, Purebase Corporation welcomes Brady Barto to its Board of Directors who comes from Signal Hill Petroleum where he currently holds the position of Exploration Manager and has been with the company for over eighteen years. Mr. Barto also is a Planning Commissioner for the City of Newport Beach and holds a degree in Business Administration (B.B.A.), Entrepreneurship/Entrepreneurial studies from Chapman University.

Barto’s addition to the Board of Directors demonstrates Purebase Corporation’s desire to have proven leadership to guide the Company forward. Barto stated, “I am excited to join the Board of Directors at Purebase Corporation. The company’s innovative approach to low carbon cement via metakaolin represents a crucial step in sustainable construction practices. I believe my expertise in exploration and sustainability will complement the Board’s existing skills and contribute to Purebase’s long-term success.”.)

Scott Dockter, Purebase Corporation’s CEO, added “Brady brings a wealth of experience to our organization, and I expect him to make an immediate impact on our operations. As we navigate through the opportunities in front of us, Brady will help us direct the best transactions. He is a great asset for our organization and will help strengthen our Board.”

About Purebase Corporation

Purebase Corporation (OTCPK:PUBC) is a diversified resource company that acquires, develops, and markets minerals for use in agriculture, construction, and other specialty industries.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements”. Those statements include statements regarding the intent, belief, or current plans or expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Risks and other important factors concerning Purebase’s business are described in the Company’s Annual Report on Form 10-K for the year ended November 30, 2022, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

Emily Tirapelle - Purebase Corporation | emily.tirapelle@purebase.com.